Exhibit 99.1

Esterline Reports 1Q EPS Of $.09; Full-Year Outlook Unchanged; First Quarter Includes a Tax Benefit and Higher than Previously Announced Severance Expense

    BELLEVUE, Wash.--(BUSINESS WIRE)--Feb. 26, 2004--Esterline Technologies (NYSE:ESL)(www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2004 first quarter (ended January 30) net earnings of $1.9 million, or $.09 per diluted share, on $132.6 million sales. The results include a $1.9 million tax benefit, or $.09 per share, from a reduction of previously estimated tax liabilities for U.S. research and development tax credits, and a $2.9 million after-tax, or $.14 per share, severance expense related to the merger of a recently acquired UK-based operation with an existing France-based operation. The prior year's comparable earnings were $5.8 million, or $.28 per diluted share, on sales of $126.3 million.
    Robert W. Cremin, Esterline CEO said, "...a number of issues, not altogether unexpected, dampened our first quarter performance. More importantly, however, our outlook remains unchanged, with full-year EPS expected to be in the $1.50 to $1.60 range." Cremin said, "...the severance expense that we discussed in our year-end release in December was impacted by additional complexities to get regulatory approvals, and exchange rate changes. In addition, we experienced a number of customer requested delivery delays and other negative timing issues during the quarter, all of which are expected to be compensated for during the remainder of the year."
    Cremin emphasized that, "...order rates are improving, the backlog is solid and growing, and industry trends appear to be turning in our favor." He noted that industry wide, defense spending continues to strengthen, and U.S. and international airline traffic is picking up, "...a trend that bodes well for the spare parts and retrofit portion of our business." Orders received in the first quarter totaled $153.3 million compared with $140.0 million just three months ago, "...reflecting good balance across our operating units." Backlog at January 30, 2004, was $321.6 million compared with $283.7 million at the end of the prior-year period, and $300.9 million at the end of fiscal 2003.
    Cremin said the company continues to focus on good-fit acquisitions and invest in research and development to advance the technological solutions offered to customers. In December, the company acquired the outstanding stock of Avista Inc., a $10 million in sales Wisconsin-based developer of embedded software for mission critical applications. He said that, "...embedded software is expanding exponentially with each successive generation of hardware, and Avista's capabilities are an excellent fit with our operations."
    R&D spending rose $1.7 million, totaling $5.9 million, or 4.5% of sales, for the first fiscal quarter of 2004 compared with $4.2 million, or 3.3% of sales, for the first fiscal quarter of 2003.
    The effective tax rate for the first fiscal quarter of 2004 was 29.6% (before a $1.9 million reduction of previously estimated tax liabilities) compared with 30.7% for the first quarter of 2003. The $1.9 million reduction was based upon the receipt of a Notice of Proposed Adjustment (NOPA) from the Internal Revenue Service covering the audit of research and development tax credits for fiscal years 1997 through 1999. As a result of the NOPA and the expectation of a similar result for fiscal years 2000 through 2003, the company revised its estimated liability for income taxes as of January 30, 2004. The revision resulted in a $1.9 million reduction of previously estimated tax liabilities.
    Cremin also noted that in addition to severance expense, the company continues to absorb integration expenses associated with acquisitions. "There are real costs associated with the rationalization of facilities and product lines, and the integration of new employees, but once the transition period is behind us these efforts will bring significant positive results going forward," he said.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to changes in aerospace/defense industry demand and other risks detailed in the company's public filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended October 31, 2003.

    EDITOR: See attached Consolidated Statement of Operations and
Consolidated Balance Sheet



ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
------------------------------------
In thousands, except per share amounts

                                                Three months ended
                                              Jan 30,         Jan 31,
                                               2004             2003
                                             --------         --------
Segment Sales
   Avionics & Controls                      $ 46,316        $  48,336
   Sensors & Systems                          37,796           26,160
   Advanced Materials                         48,398           51,624
   Other                                          88              209
                                             --------         --------
Net Sales                                    132,598          126,329

Cost of Sales                                 92,596           87,656
                                             --------         --------
                                              40,002           38,673
Expenses
   Selling, general and administrative        30,694           24,417
   Research, development and engineering       5,916            4,182
                                             --------         --------
   Total Expenses                             36,610           28,599
                                             --------         --------
Operating Earnings from
   Continuing Operations                       3,392           10,074

   Other (income) expense                       (556)               1
   Interest income                              (313)            (142)
   Interest expense                            4,293            1,782
                                             --------         --------
Other Expense, Net                             3,424            1,641
                                             --------         --------
Income (Loss) from Continuing Operations
   Before Income Taxes                           (32)           8,433
Income Tax (Benefit) Expense                  (1,910)           2,590
                                             --------         --------
Income from Continuing Operations              1,878            5,843

Loss from Discontinued Operations, Net of
 Tax                                              --               --
                                             --------         --------

Net Earnings                                $  1,878        $   5,843
                                             ========         ========
Earnings Per Share--Basic:
   Continuing operations                    $    .09        $     .28
   Discontinued operations                        --               --
                                             --------         --------
Earnings Per Share--Basic                   $    .09        $     .28
                                             ========         ========
Earnings  Per Share--Diluted:
   Continuing operations                    $    .09        $     .28
   Discontinued operations                        --               --
                                             --------         --------
Earnings Per Share--Diluted                 $    .09        $     .28
                                             ========         ========
Weighted Average Number
   of Shares Outstanding--Basic               21,099           20,796

Weighted Average Number
   of Shares Outstanding--Diluted             21,436           21,027



Consolidated Balance Sheet
--------------------------
In thousands                                        Jan 30,   Jan 31,
                                                     2004      2003
                                                  ---------  --------
Assets
Current Assets
   Cash and cash equivalents                      $107,501   $ 28,344
   Cash in escrow                                    4,542      4,500
   Short-term investments                            7,776         --
   Accounts receivable, net                         86,560     71,711
   Inventories                                      78,854     77,950
   Income tax refundable                            11,655      4,942
   Deferred income tax benefits                     13,524     21,991
   Prepaid expenses                                  7,867      6,629
                                                  ---------   --------
       Total Current Assets                        318,279    216,067

Property, Plant and Equipment, Net                 118,770    103,318

Net Assets of Discontinued Operations                   --     15,097

Other Non-Current Assets
   Goodwill                                        192,396    160,023
   Intangibles, net                                117,776     65,213
   Debt issuance costs, net                          6,253         --
   Other assets                                     23,557     22,425
                                                  ---------  ---------
                                                  $777,031   $582,143
                                                  =========  =========

Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable                               $ 20,782   $ 18,562
   Accrued liabilities                              68,334     58,778
   Credit facilities                                 3,031     14,567
   Current maturities of long-term debt                490     30,418
   Federal and foreign income taxes                     --         --
                                                  ---------  ---------
       Total Current Liabilities                    92,637    122,325

Long-Term Liabilities
   Long-term debt, net of current maturities       247,913     72,247
   Deferred income taxes                            25,621     22,021

Net Liabilities of Discontinued Operations           2,292         --

Shareholders' Equity                               408,568    365,550
                                                  ---------  ---------
                                                  $777,031   $582,143
                                                  =========  =========

    CONTACT: Esterline Technologies
             Brian Keogh, 425-453-9400